UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2020

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Calle Amanecer San Clemente, CA		92673
(Address of principal executive offices)		(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RSLS	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on March 25, 2020, ReShape Lifesciences Inc. (the “Company”) entered into a Credit Agreement (as amended from time to time, the “Credit Agreement”) with Armistice Capital Master Fund Ltd. (the “Lender”), pursuant to which the Company borrowed the initial principal amount of $2.5 million, with the option to borrow up to an additional $1.0 million pursuant to delayed draw term loans. A copy of the Credit Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2020.

On June 23, 2020, the Company borrowed an additional $0.5 million available under the Credit Agreement pursuant to a delayed draw term loan. The maturity date of the loan is September 24, 2020, and the interest rate is equal to the LIBOR rate plus 2.5%. As a result of this drawdown, the Company has an outstanding principal balance of $3.0 million under the Credit Agreement and has the option to borrow up to an additional $0.5 million pursuant to one additional delayed draw term loan. The proceeds from the loan will be available for general corporate purposes, including working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By: /s/ thomas stankovich

Thomas Stankovich

Senior Vice President and

Chief Financial Officer

(principal financial and accounting officer)

Dated: June 26, 2020